As filed with the Securities and Exchange Commission on September 19, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES

EXCHANGE ACT OF 1934

Spirit Realty Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	20-0175773
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

14631 North Scottsdale Road, Suite 200 Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-177904.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

Spirit Realty Capital, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.01 per share, to be registered hereunder set forth under the heading “Description of Our Capital Stock—Common Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11 (File No. 333-177904), originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on November 10, 2011 as thereafter amended and supplemented (the “Registration Statement”). The prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement shall be deemed to be incorporated herein by reference. In addition, information relating to the Registrant’s common stock under the heading “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the Registration Statement shall be deemed incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits to this registration statement are filed herewith or have been filed as exhibits to the Registrant’s Registration Statement on Form S-11 and are hereby incorporated by reference herein:

Exhibit Number	Description

3.1*	Form of Sixth Amended and Restated Articles of Amendment and Restatement of Spirit Realty Capital, Inc.

3.2*	Form of Fourth Amended and Restated Bylaws of Spirit Realty Capital, Inc.

4.1*	Form of Certificate of Common Stock of Spirit Realty Capital, Inc.

10.5*	Form of Registration Rights Agreement among Spirit Realty Capital, Inc. and the persons named therein.

10.6*	Registration Agreement, dated as of July 8, 2011, among Spirit Finance Corporation and the persons named therein.

10.22*	Joinder to Amended and Restated Stockholder Rights Agreement, dated November 14, 2007, among Spirit Finance Corporation and the persons named therein.

*	Incorporated by reference herein to the applicable exhibit filed with the Registrant’s Registration Statement on Form S-11 (File No. 333-177904).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Spirit Realty Capital, Inc.

Date: September 19, 2012	By:	/s/ Michael A. Bender
	Name:	Michael A. Bender
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1*	Form of Sixth Amended and Restated Articles of Amendment and Restatement of Spirit Realty Capital, Inc.

3.2*	Form of Fourth Amended and Restated Bylaws of Spirit Realty Capital, Inc.

4.1*	Form of Certificate of Common Stock of Spirit Realty Capital, Inc.

10.5*	Form of Registration Rights Agreement among Spirit Realty Capital, Inc. and the persons named therein.

10.6*	Registration Agreement, dated as of July 8, 2011, among Spirit Finance Corporation and the persons named therein.

10.22*	Joinder to Amended and Restated Stockholder Rights Agreement, dated November 14, 2007, among Spirit Finance Corporation and the persons named therein.

*	Incorporated by reference herein to the applicable exhibit filed with the Registrant’s Registration Statement on Form S-11 (File No. 333-177904).